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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Radiance Medical Systems, Inc., formerly known as CardioVascular Dynamics, Inc., for the registration of 4,496,744 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of CardioVascular Dynamics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission, and our report dated May 8, 1998, with respect to the financial statements of Radiance Medical Systems, Inc. for the period ended December 31, 1997, included in the Proxy Statement of CardioVascular Dynamics, Inc. filed with the Securities and Exchange Commission on December 18, 1998.



                                   /s/ Ernst & Young LLP


Orange County, California
January 22, 1999